EXHIBIT 23.1
                                  ------------

                                                     [LOGO] ARTHUR ANDERSEN




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 file numbers 33-26694, 33-56557, 333-88391 and 333-57912, Form S-3 file number 333-91587, and Form S-4 file number 333-60720.


                                                     /s/ Arthur Andersen LLP


Rochester, New York
May 29, 2001